United States
Securities and Exchange Commission
Washington, DC 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report:  October 13, 2011

GeneLink, Inc.
(Exact Name of Registrant as Specified in its Charter)

PA	00-30518	23-2795613
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

317 Wekiva Springs Road, #200, Longwood, FL 32779
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 558-4363

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT STOCK

On October 13, 2011, GeneLink, Inc. (“GeneLink”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Capsalus Corp. (“Capsalus”), pursuant to which GeneLink has agreed to sell 100% of the stock of GeneWize Life Sciences, Inc. (“GeneWize”).

The Stock Purchase Agreement provides for a purchase price of $500,000 payable at the closing of the transactions contemplated thereby, plus an earnout of between $1.5 million and $4.5 million, subject to the performance of GeneWize after the closing.

The closing is conditioned upon, among other things, the approval of the shareholders of GeneLink.

GeneLink, GeneWize and Capsalus also entered into an Interim Management Agreement dated October 13, 2011, pursuant to which Capsalus will manage the operation of GeneWize until the closing or termination of the Stock Purchase Agreement.  Pursuant to the Interim Management Agreement, Capsalus will be responsible for all expenses and shall receive all revenues of GeneWize from October 1, 2011 through the closing or termination of the transactions contemplated by the Stock Purchase Agreement.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

2.1	Stock Purchase Agreement dated October 13, 2011 between GeneLink, Inc. and Capsalus Corp.

2.2	Interim Management Agreement dated October 13, 2011 among GeneLink, Inc., GeneWize Life Sciences, Inc. and Capsalus Corp.

99.1	Press Release of GeneLink, Inc. dated October 14, 2011

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeneLink, Inc. (Registrant)

By:	/s/ Bernard L. Kasten, Jr., M.D.
Bernard L. Kasten, Jr., M.D.
Chief Executive Officer

Dated: October 14, 2011